Exhibit 5.1

Faegre Drinker Biddle & Reath LLP 600 E. 96th Street, Suite 600 Indianapolis, Indiana 46240 +1 317 569 9600 main +1 317 569 4800 fax
August 29, 2025
Inotiv, Inc.
2701 Kent Avenue
West Lafayette, Indiana 47906
Ladies and Gentlemen:
We have acted as counsel to Inotiv, Inc., an Indiana corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the Securities Act, of the following securities of the Company having an aggregate initial offering price of up to $350,000,000: (i) common shares, no par value (“Common Shares”); (ii) preferred shares, no par value (“Preferred Shares”), in one or more classes or series; (iii) one or more series of senior debt securities (“Senior Debt Securities”); (iv) one or more series of subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase Common Shares, Preferred Shares or Debt Securities (collectively, “Warrants”); (vi) units, consisting of Common Shares, Preferred Shares, Debt Securities, Purchase Contracts (as defined below), Warrants or Rights (as defined below) in any combination (the “Units”); (vii) purchase contracts for the purchase of Common Shares or other securities (the “Purchase Contracts”); and (viii) rights to purchase Common Shares (“Rights”), which includes the Common Shares having a maximum aggregate offering price of up to $50,000,000 (the “Sales Agreement Shares”) that may be issued and sold under an Open Market Sale AgreementSM with Jefferies LLC (the “Sales Agreement”). The Common Shares, Preferred Shares, Debt Securities, Warrants, Units, Purchase Contracts and Rights are collectively referred to herein as the “Offered Securities.” The prospectus supplement for the offer and sale of the Sales Agreement Shares is included in the Registration Statement (as may be amended or supplemented, the “Sales Agreement Prospectus”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.
Any Common Shares are to be issued under the Second Amended and Restated Articles of Incorporation of the Company, as may be amended from time to time (the “Articles of Incorporation”).  Any series of Preferred Shares is to be issued under the Articles of Incorporation and one or more articles of amendment thereto approved by the Board of Directors of the Company and filed with the Secretary of State of the State of Indiana (each, “Articles of Amendment”). Any series of Senior Debt Securities is to be issued pursuant to an indenture (the “Senior Indenture”) between the Company and a trustee to be named by the Company substantially in the form filed as Exhibit 4.3 to the Registration Statement, with appropriate insertions, and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  Any series of Subordinated Debt Securities is to be issued pursuant to an indenture (the “Subordinated Indenture”) between the Company and a trustee to be named by the Company substantially in the form filed as Exhibit 4.4 to the Registration Statement, with appropriate insertions, and duly qualified under the Trust Indenture Act.  Any Warrants are to be issued pursuant to a warrant agreement (including, if applicable, a form of certificate evidencing the Warrants) (the “Warrant Agreement”), which will be filed as an exhibit to and incorporated by reference into the Registration Statement.  Any Units are to be issued pursuant to a unit agreement (including, if applicable, a form of certificate evidencing the Units) (the “Unit Agreement”), which will be filed as an exhibit to and incorporated by reference into the Registration Statement.  Any Purchase Contracts are to be issued pursuant to a stock purchase contract (including, if applicable, a form of certificate evidencing the

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Purchase Contracts) (the “Purchase Contract Agreement”), which will be filed as an exhibit to and incorporated by reference into the Registration Statement.  Any Rights are to be issued pursuant to a rights agent agreement (including, if applicable, a form of certificate evidencing the Rights) (the “Rights Agreement”), which will be filed as an exhibit to and incorporated by reference into the Registration Statement.
The Articles of Incorporation, each Articles of Amendment, the Senior Indenture, any supplements thereto, the Subordinated Indenture, any supplements thereto, each Warrant Agreement, each Unit Agreement, each Purchase Contract Agreement and each Rights Agreement are referred to herein individually as a “Governing Document” and collectively as the “Governing Documents.”
As counsel for the Company, we are familiar with the Articles of Incorporation and the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”), each as amended to the date hereof, and we have reviewed originals, or copies certified or otherwise authenticated to our satisfaction, of (i) the Registration Statement, (ii) the form of Senior Indenture, (iii) the form of Subordinated Indenture, and (iv) the proceedings taken by the Company in connection with the authorization of the Offered Securities. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments, certificates of public officials and representatives of the Company, and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have deemed necessary or appropriate for the purposes of this opinion letter.
Based on and subject to the foregoing and to the other assumptions, qualifications and limitations set forth herein, we are of the opinion that:
1.With respect to the Common Shares, including Common Shares issuable in exchange for or upon conversion of Preferred Shares or Debt Securities or upon the exercise of Warrants or Rights or pursuant to Purchase Contracts or issued as a component of Units but excluding the Sales Agreement Shares (the “Offered Common Shares”), when (i) a prospectus supplement and any other offering material with respect to the Offered Common Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Common Shares, (iv) the Offered Common Shares have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, (v) in the case of Common Shares issuable in exchange for or upon conversion of Preferred Shares or Debt Securities or upon the exercise of Warrants or Rights or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Preferred Shares, Debt Securities, Warrants, Rights, Purchase Contracts or Units referred to in paragraph 2, 3, 4, 5, 6, 7 or 8 hereof (as the case may be) have been completed, and (vi) unless issued without certificates, certificates representing the Offered Common Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of Offered Common Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), then, upon the happening of such events, such Offered Common Shares will be validly issued, fully paid and nonassessable.
2.With respect to any series of Preferred Shares, including Preferred Shares issuable in exchange for or upon conversion of Debt Securities or upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units (the “Offered Preferred Shares”), when (i) a prospectus supplement and any other offering material with respect to the Offered Preferred Shares have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance of the Offered Preferred Shares, to fix the terms thereof, and to authorize the execution and filing with the Secretary of State of the State of Indiana of Articles of Amendment relating thereto, (iv) such Articles of Amendment have been executed by duly authorized officers of the

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Company and so filed by the Company in accordance with the laws of the State of Indiana, (v) the Offered Preferred Shares with terms so fixed have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, (vi) in the case of Preferred Shares issuable in exchange for or upon conversion of Debt Securities or upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Debt Securities, Warrants, Purchase Contracts or Units referred to in paragraph 3, 4, 5, 7 or 8 hereof (as the case may be) have been completed, and (vii) unless issued without certificates, certificates representing the Offered Preferred Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of Offered Preferred Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), then, upon the happening of such events, such Offered Preferred Shares will be validly issued, fully paid and nonassessable.
3.With respect to any series of Senior Debt Securities, including Senior Debt Securities issuable upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Senior Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Senior Debt Securities and related matters and to authorize the execution and delivery of the Senior Indenture and a supplement to the Senior Indenture with respect to such series of Senior Debt Securities, (iv) the Senior Indenture and a supplement to the Senior Indenture with respect to such series of Senior Debt Securities have been duly executed and delivered by the Company and the trustee, (v) such Senior Debt Securities have been duly executed and authenticated in accordance with the provisions of the Senior Indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Senior Debt Securities issuable upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Warrants, Purchase Contracts or Units referred to in paragraph 5, 7 or 8 hereof (as the case may be) have been completed, then, upon the happening of such events, such Senior Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
4.With respect to any series of Subordinated Debt Securities, including Subordinated Debt Securities issuable upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such series of Subordinated Debt Securities have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the issuance and terms of such series of Subordinated Debt Securities and related matters and to authorize the execution and delivery of the Subordinated Indenture and a supplement to the Subordinated Indenture with respect to such series of Subordinated Debt Securities, (iv) the Subordinated Indenture and a supplement to the Subordinated Indenture with respect to such series of Subordinated Debt Securities have been duly executed and delivered by the Company and the trustee, (v) such Subordinated Debt Securities have been duly executed and authenticated in accordance with the provisions of the Subordinated Indenture, as supplemented, and duly delivered to the purchasers thereof or other persons entitled thereto upon payment of the agreed-upon consideration therefor in accordance with any relevant agreements and such corporate action, and (vi) in the case of Subordinated Debt Securities issuable upon the exercise of Warrants or pursuant to Purchase Contracts or issued as a component of Units, the actions in respect of such Warrants, Purchase Contracts or Units referred to in paragraph 5, 7 or 8 hereof (as the case may be) have been completed, then, upon the happening of such events, such Subordinated Debt Securities will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
5.With respect to any Warrants, including Warrants issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Warrants have been filed with the

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Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Warrant Agreement (including, if applicable, a form of certificate evidencing such Warrants) and the issuance of such Warrants, (iv) the Warrant Agreement has been duly executed and delivered by the Company and the warrant agent, (v) if applicable, certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered pursuant to such Warrant Agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Warrant Agreement and any other relevant agreements and such corporate action, and (vii) in the case of Warrants issued as a component of Units, the actions in respect of such Units referred to in paragraph 7 hereof have been completed, then, upon the happening of such events, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
6.With respect to any Rights, including Rights issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Rights have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Rights Agreement (including, if applicable, a form of certificate evidencing such Rights) and the issuance of such Rights, (iv) the Rights Agreement has been duly executed and delivered by the Company and the rights agent, (v) if applicable, certificates evidencing the Rights with such terms are duly executed, attested, issued and delivered pursuant to the Rights Agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Rights Agreement and any other relevant agreements and such corporate action, and (vii) in the case of Rights issued as a component of Units, the actions in respect of such Units referred to in paragraph 7 hereof have been completed, then, upon the happening of such events, such Rights will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
7.With respect to any Units, when (i) a prospectus supplement and any other offering material with respect to such Units have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Unit Agreement (including, if applicable, a form of certificate evidencing such Units) and the issuance of such Units, (iv) the Unit Agreement has been duly executed and delivered by the Company and the unit agent, (v) if applicable, certificates evidencing the Units with such terms are duly executed, attested, issued and delivered pursuant to the Unit Agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Unit Agreement and any other relevant agreements and such corporate action, and (vii) the actions in respect of any Common Shares, Preferred Shares, Debt Securities, Warrants, Rights and/or Purchase Contracts comprising such Units referred to in paragraphs 1, 2, 3, 4, 5, 6 and/or 8 hereof (as the case may be) have been completed, then, upon the happening of such events, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
8.With respect to any Purchase Contracts, including Purchase Contracts issued as a component of Units, when (i) a prospectus supplement and any other offering material with respect to such Purchase Contracts have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder, (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (iii) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of a Purchase Contract Agreement (including, if applicable, a form of certificate evidencing such Purchase Contracts) and the issuance of such Purchase Contracts, (iv) the Purchase Contract Agreement has been duly executed and delivered by the Company and the purchase contract agent, (v) if applicable, certificates evidencing the Purchase Contracts with such terms are duly executed, attested, issued and delivered pursuant to the Purchase Contract Agreement, (vi) the agreed-upon consideration therefor has been paid in accordance with the applicable Purchase Contract Agreement and any other relevant agreements and such corporate

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action, and (vii) in the case of Purchase Contracts issued as a component of Units, the actions in respect of such Units referred to in paragraph 7 hereof have been completed, then, upon the happening of such events, such Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
9.With respect to the offering of the Sales Agreement Shares pursuant to the Sales Agreement Prospectus, when (i) the Sales Agreement Shares have been issued by the Company against payment of the agreed-upon consideration therefor in accordance with the provisions of the Sales Agreement, and (ii) unless issued without certificates, certificates representing the Sales Agreement Shares have been duly executed by the duly authorized officers of the Company, countersigned by the transfer agent therefor and delivered to the purchasers thereof or other persons entitled thereto (or in the case of Sales Agreement Shares issued without certificates, the due registration of issuance and constructive delivery through book entry of such shares), then, upon the happening of such events, such Sales Agreement Shares will be validly issued, fully paid and non-assessable.
The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, voidable transactions, receivership, and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.
The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) the Company will remain duly organized and validly existing under the laws of the State of Indiana, (c) at the time any Offered Securities or Governing Documents are authorized, issued, executed, authenticated, acknowledged, delivered or filed (as the case may be), (i) there will not have occurred any change in the law or in the Articles of Incorporation or Bylaws affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity or enforceability of such Offered Securities or Governing Documents, and (ii) no relevant corporate actions will have been modified or rescinded, (d) none of the particular terms of any Offered Securities or Governing Documents established after the date hereof will violate, or be void or voidable under, any applicable law, (e) neither the authorization, issuance, execution, authentication, acknowledgement, delivery or filing of any Offered Securities or Governing Documents, nor the compliance by the Company with the terms of such Offered Securities or Governing Documents, will result in a violation of or default under any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company then in effect, (f) the Offered Securities will be issued in accordance with, and in compliance with any limitations on issuance contained in, the corporate action related thereto, (g) the Company will have received legally sufficient consideration for all Offered Securities, (h) each party to any Offered Securities or Governing Documents (other than the Company) will have duly authorized, executed and delivered such agreements or instruments and complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against the Company and will have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (i) the Senior Indenture and the Subordinated Indenture will have been qualified under the Trust Indenture Act, (j) the terms of the Offered Securities will be established in conformity with the applicable Governing Documents and the Offered Securities will be issued within the limits of the then remaining authorized but unreserved and unissued amounts of such Offered Securities under the Governing Documents, (k) any Offered Securities issuable upon conversion, exchange, or exercise of, or upon purchase pursuant to, any other Offered Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such Offered Securities), and any issuance of such Offered Securities will be effected in accordance with the terms and conditions set forth in such other Offered Securities and the Governing Documents related thereto, (l) all certificates evidencing any Offered Securities will be in the form required by law and approved for issuance by the Company, (m) the Company

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will comply with all applicable notice requirements regarding uncertificated shares provided in the Indiana Business Corporation Law, (n) the Offered Securities will be duly registered on the books of the transfer agent and registrar thereof in the name and on behalf of the holders thereof, and (o) future issuances of Sales Agreement Shares will be made in accordance with the parameters established by the Board of Directors or a Pricing Committee of the Board of Directors, as such parameters may be established from time to time.
We have relied upon certificates of public officials as to the accuracy of all matters addressed therein and, with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures, including electronic signatures, appearing upon certifications, documents, and proceedings, (b) that each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in the transactions contemplated thereby, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed, (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, (f) that Indiana law will be chosen to govern each Warrant Agreement, each Rights Agreement, each Purchase Contract Agreement and each Unit Agreement, and all Offered Securities issued thereunder and/or certificates evidencing such Offered Securities, and (g) that New York law has or will be chosen to govern the Senior Indenture, the Subordinated Indenture and all Debt Securities issued thereunder.
Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).
Although Debt Securities may be denominated in currencies or composite currencies other than the United States dollar, we express no opinion as to whether a court would award a judgment in a currency or composite currency other than United States dollars. Further, we express no opinion with respect to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency or composite currency the proceeds or amount of a court judgment in another currency.
Our opinions set forth herein are limited to the laws of the State of Indiana and, solely with respect to paragraphs (3) and (4) regarding the Senior Indenture, the Subordinated Indenture and the Debt Securities, the laws of the State of New York, and we express no opinion as to the effect of any other laws.
This opinion letter is rendered as of the date first written above, and we assume no responsibility for updating this opinion letter or the opinions set forth herein to take into account any event, action, interpretation or change in law

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occurring subsequent to the date hereof that may affect the validity of such opinions. This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Offered Securities or the Governing Documents.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Matters” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very Truly Yours, /s/ Faegre Drinker Biddle & Reath LLP FAEGRE DRINKER BIDDLE & REATH LLP